UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2006

HUDSON CITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26001	22-3640393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

West 80 Century Road
Paramus, New Jersey 07652
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 967-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Other Events.

On July 18, 2006, the Compensation Committee of the Board of Directors of Hudson City Bancorp, Inc. (the “Company”) and Hudson City Savings Bank (the "Bank"), and the Company's and Bank's Boards of Directors took the following actions relating to the compensation of executive officers and non-employee directors.

Equity Compensation for Non-Employee Directors. On July 18, 2006, the Committee authorized the grant to each non-employee director of a non-qualified stock option to purchase 50,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), pursuant to the Hudson City Bancorp, Inc. 2006 Stock Incentive Plan that was approved by the shareholders at the 2006 Annual Meeting of Shareholders (the "2006 Stock Incentive Plan"). The options will be granted on July 21, 2006, the third trading day after the release of the Company's financial results for the quarter ended June 30, 2006, to each individual who is a non-employee director on such date and will have an exercise price per share equal to the closing sales price of Hudson City Bancorp, Inc. Common Stock on the Nasdaq Stock Market National Market System on such date. The options will be vested and become exercisable on the first anniversary of the grant date and are generally forfeited in the event the non-employee director terminates service before such date. In the event of termination of service due to death or disability (as defined in the 2006 Stock Incentive Plan) within six months prior to the first anniversary of the grant date, the options will vest on the date of termination. In the event of a change in control (as defined in the 2006 Stock Incentive Plan) before the first anniversary of the grant date, the options will vest on the date of the change in control. The options expire on the tenth anniversary of the grant date or, if earlier, immediately upon termination of service for cause (as defined in the 2006 Stock Incentive Plan), one year after termination due to death, disability (as defined in the 2006 Stock Incentive Plan) or retirement (as defined in the 2006 Stock Incentive Plan), and three months after voluntary or involuntary termination for any other reason. The terms and conditions of the options will be set forth in a Stock Option Agreement , and the 2006 Stock Incentive Plan, the full text of which was included as Appendix B to the Proxy Statement dated April 28, 2006 for the 2006 Annual Meeting of Shareholders and which is incorporated herein by reference.

Equity Compensation for Executive Officers. On July 18, 2006, the Committee authorized the grant to executive officers and other employees of the following option to purchase shares of the Company's Common Stock, pursuant to the Hudson City Bancorp, Inc. 2006 Stock Incentive Plan:

Name	Position	Performance Options (# of Shares of Common Stock)	Retention Options (# of Shares of Common Stock
Ronald E. Hermance, Jr.	Chairman, President and Chief Executive Officer and Director of the Bank and the Company	1,250,000	1,000,000
Denis J. Salamone	Senior Executive Vice President and Chief Operating Officer and Director of the Bank and the Company	375,000	750,000
John M. Tassillo	Executive Vice President of the Bank and the Company	-0-	150,000
James Kranz	Senior Vice President and Investment Officer of the Bank	75,000	150,000
Thomas E. Laird	Senior Vice President and Chief Lending Officer of the Bank	75,000	150,000
All other executive officers as group (5 individuals)		375,000	750,000
All other officers and employees as a group (68 individuals)		1,410,000	1,100,000

The options will be granted on July 21, 2006, the third trading day after the release of the Company's financial results for the quarter ended June 30, 2006, to each grant recipient who is an active employee on such date and will have an exercise price per share equal to the closing sales price of Hudson City Bancorp, Inc. Common Stock on the Nasdaq Stock Market National Market System on such date. Retention options are designated as incentive stock options, up to applicable limits; all other options are granted as non-qualified stock options.

Retention options granted to all individuals other than Messrs. Hermance and Tassillo will be vested and become exercisable 60% on the third anniversary of the grant date, with the remaining 40% vesting on the fifth anniversary of the grant date. Retention options granted to Mr. Hermance and Mr. Tassillo will be vested and exercisable 100% on the third anniversary and first anniversary, respectively, of the grant date. Retention options are generally forfeited in the event the option recipient terminates service before such date. In the event of termination of service due to death or disability (as defined in the 2006 Stock Incentive Plan) within six months prior to a vesting date, the options scheduled to vest on that vesting date will vest on the date of termination. In the event of a change in control (as defined in the 2006 Stock Incentive Plan) followed by a discharge without cause or a resignation with good reason, all unvested options will vest on the date of termination. The options expire on the tenth anniversary of the grant date or, if earlier, immediately upon termination of service for cause (as defined in the 2006 Stock Incentive Plan), one year after termination due to death, disability (as defined in the 2006 Stock Incentive Plan) or retirement (as defined in the 2006 Stock Incentive Plan), and three months after voluntary or involuntary termination for any other reason. The terms and conditions of the options will be set forth in a Retention Stock Option Agreement and the 2006 Stock Incentive Plan, the full text of which was included as Appendix B to the Proxy Statement dated April 28, 2006 for the 2006 Annual Meeting of Shareholders and which is incorporated herein by reference.

Performance options granted to all individuals will be vested and become exercisable 100% on December 31, 2008, provided that specified performance measures have been satisfied. The specified performance measures are target levels for average efficiency ratio and average credit quality (as measured by the ratio of non-performing assets to total assets) measured over the period of ten quarters ending December 31, 2008. Performance options are generally forfeited in the event the option recipient terminates service before the vesting date or if any one or more of the performance measures are not satisfied. In the event of termination of service due to death or disability (as defined in the 2006 Stock Incentive Plan) within six months prior to a vesting date, the options scheduled to vest on that vesting date will vest on the date of termination. In the event of a change in control (as defined in the 2006 Stock Incentive Plan) followed by a discharge without cause or a resignation with good reason, all unvested options will vest on the date of termination. The options expire on the tenth anniversary of the grant date or, if earlier, immediately upon termination of service for cause (as defined in the 2006 Stock Incentive Plan), one year after termination due to death, disability (as defined in the 2006 Stock Incentive Plan) or retirement (as defined in the 2006 Stock Incentive Plan), and three months after voluntary or involuntary termination for any other reason. The terms and conditions of the options will be set forth in a Performance Stock Option Agreement and the 2006 Stock Incentive Plan, the full text of which was included as Appendix B to the Proxy Statement dated April 28, 2006 for the 2006 Annual Meeting of Shareholders and which is incorporated herein by reference.

Expansion of Participation Supplemental Executive Retirement Plan. On July 18, 2006, the Bank's Board of Directors amended the Hudson City Savings Bank Supplemental Executive Retirement Program (the "SERP"), in which Messrs. Hermance, Salamone, Butkovich and Tassillo were the only active participants, to provide for participation by any employee of the Company or any of its wholly owned subsidiaries who is a participant in the tax-qualified Hudson City Savings Bank Employees Retirement Plan (the "Retirement Plan") and whose retirement benefits under the Retirement Plan's benefit formula are reduced by the application of the federal tax law limits on benefits and/or the maximum compensation that may be counted under the Retirement Plan's benefit formula. As a result of this amendment, Messrs. Laird and Kranz and one other Senior Vice President have become participants in the SERP.

Termination of Senior Officer Post-Retirement Death Benefit Program. Effective on July 21, 2006, by mutual consent, the Bank terminated the Senior Officer Death Benefit Program in effect for each of its executive officers. Each executive officer continues to participate in the Bank's group term life insurance plan that applies to substantially all employees.

Item 9.01 Financial Statements and Exhibits

The following is filed with this Current Report on Form 8-K:

Exhibit No.        Description

10.1	Hudson City Bancorp, Inc. 2006 Stock Incentive Plan, incorporated by reference to Appendix B to the Proxy Statement dated April 28, 2006 filed with the Commission on April 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON CITY BANCORP, INC.

By:	/s/ Ronald E. Hermance, Jr.
Ronald E. Hermance, Jr. Chairman President and Chief Executive Officer

Dated: July 24, 2006